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                                                                  Exhibit (j)(1)


              EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND II


                                                        October 21, 2002



Eaton Vance Insured California Municipal Bond Fund II hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.

                        EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND II



                        By:  /s/ Thomas J. Fetter

                             --------------------
                             Thomas J. Fetter
                             President

Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew Nesveth
     ------------------
     Andrew Nesveth
     Managing Director